Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Results: [1]

•	Revenue: $13.2 billion

•	Growth of 2% year over year

•	Earnings per Share: GAAP: $0.68; Non-GAAP: $0.84

•	Non-GAAP EPS increased 12% year over year

•	Q2 Guidance:

•	Revenue: (3)% to (5)% decline year over year

•	Earnings per Share: GAAP: $0.61 to $0.67; Non-GAAP: $0.75 to $0.77

1 Normalized to exclude the divested SPVSS business

SAN JOSE, Calif. — November 13, 2019 — Cisco today reported first quarter results for the period ended October 26, 2019. Cisco reported first quarter revenue of $13.2 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.9 billion or $0.68 per share, and non-GAAP net income of $3.6 billion or $0.84 per share.

As previously disclosed, Cisco completed the divestiture of the Service Provider Video Software Solutions (SPVSS) business in the second quarter of fiscal 2019 on October 28, 2018. Revenue and non-GAAP financial information have been normalized to exclude the SPVSS business from prior periods for comparative purposes.

“We delivered a solid quarter against a challenging macro environment,” said Chuck Robbins, chairman and CEO of Cisco. “We’re focused on continuing to drive innovation, transform our business and exceed our customers’ expectations.”

GAAP Results

	Q1 FY 2020	Q1 FY 2019	Vs. Q1 FY 2019
Revenue (including SPVSS business for all periods)	$13.2 billion	$13.1 billion	1%
Revenue (excluding SPVSS business for all periods)	$13.2 billion	$12.9 billion	2%
Net Income	$2.9 billion	$3.5 billion	(18)%
Diluted Earnings per Share (EPS)	$0.68	$0.77	(12)%

Non-GAAP Results

	Q1 FY 2020	Q1 FY 2019	Vs. Q1 FY 2019
Net Income (excluding SPVSS business for all periods)	$3.6 billion	$3.5 billion	5%
EPS (excluding SPVSS business for all periods)	$0.84	$0.75	12%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We performed well in Q1, growing revenue and delivering strong margins and EPS,” said Kelly Kramer, CFO of Cisco. “With software subscriptions now at 71% of our software revenue, we are making good progress in transforming our business model. We continue to invest in our innovation pipeline to generate long-term profitable growth and deliver value for shareholders.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

All revenue, non-GAAP, and geographic financial information in the “Q1 FY 2020 Highlights” section are presented excluding the SPVSS business for all periods as it was divested during the second quarter of fiscal 2019 on October 28, 2018.

Q1 FY 2020 Highlights

Revenue — Total revenue was $13.2 billion, up 2%, with product revenue up 1% and service revenue up 4%. Revenue by geographic segment was: Americas up 4%, EMEA up 4%, and APJC down 8%. Product revenue was led by growth in Security, up 22% and Applications, up 6%. Infrastructure Platforms was down 1%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were each 64.3%, as compared with 62.3%, 61.6%, and 64.6%, respectively, in the first quarter of fiscal 2019.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.9%, 66.1%, and 65.4%, respectively, as compared with 64.2%, 63.6%, and 65.8%, respectively, in the first quarter of fiscal 2019.

Total gross margins by geographic segment were: 66.6% for the Americas, 66.0% for EMEA and 62.9% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.9 billion, up 13%. Non-GAAP operating expenses were $4.3 billion, up 4%, and were 32.4% of revenue.

Operating Income — GAAP operating income was $3.6 billion, down 6%, with GAAP operating margin of 27.2%. Non-GAAP operating income was $4.4 billion, up 6%, with non-GAAP operating margin at 33.6%.

Provision for Income Taxes — The GAAP tax provision rate was 20.6%. The non-GAAP tax provision rate was 20.0%.

Net Income and EPS — On a GAAP basis, net income was $2.9 billion and EPS was $0.68. On a non-GAAP basis, net income was $3.6 billion, an increase of 5%, and EPS was $0.84, an increase of 12%.

Cash Flow from Operating Activities — $3.6 billion for the first quarter of fiscal 2020, a decrease of 5% compared with $3.8 billion for the first quarter of fiscal 2019. Operating cash flow for the first quarter of fiscal 2019 included the receipt of $0.4 billion in relation to the litigation settlement with Arista Networks. Operating cash flow increased 7%, normalized for this receipt.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $28.0 billion at the end of the first quarter of fiscal 2020, compared with $33.4 billion at the end of fiscal 2019.

Deferred Revenue — $18.6 billion, up 11% in total, with deferred product revenue up 24%. Deferred service revenue was up 4%.

Remaining Performance Obligations — $24.9 billion at the end of the first quarter of fiscal 2020, up 11%.

Capital Allocation — In the first quarter of fiscal 2020, we returned $2.3 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.35 per common share, or $1.5 billion, and repurchased approximately 16 million shares of common stock under our stock repurchase program at an average price of $48.91 per share for an aggregate purchase price of $768 million. The remaining authorized amount for stock repurchases under the program is $12.7 billion with no termination date.

Acquisitions

We completed several acquisitions in the first quarter of fiscal 2020. In addition, in the fourth quarter of fiscal 2019, we announced our intent to acquire Acacia Communications, Inc., a publicly-traded fabless semiconductor company that develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. The acquisition is expected to close during the second half of fiscal 2020, subject to customary closing conditions and regulatory approvals.

Guidance for Q2 FY 2020

Cisco expects to achieve the following results for the second quarter of fiscal 2020:

Q2 FY 2020
Revenue	(3)% - (5)% decline Y/Y
Non-GAAP gross margin rate	64.5% - 65.5%
Non-GAAP operating margin rate	32.5% - 33.5%
Non-GAAP tax provision rate	20%
Non-GAAP EPS	$0.75 - $0.77

Cisco estimates that GAAP EPS will be $0.61 to $0.67 in the second quarter of fiscal 2020.

A reconciliation between the Guidance for Q2 FY 2020 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q2 FY 2020” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q1 fiscal year 2020 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, November 13, 2019 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, November 13, 2019 to 4:00 p.m. Pacific Time, November 20, 2019 at 1-800-835-4610 (United States) or 1-203-369-3352 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 13, 2019. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 26, 2019	October 27, 2018
REVENUE:
Product	$9,878	$9,890
Service	3,281	3,182

Total revenue	13,159	13,072

COST OF SALES:
Product	3,524	3,799
Service	1,171	1,127

Total cost of sales	4,695	4,926

GROSS MARGIN	8,464	8,146
OPERATING EXPENSES:
Research and development	1,666	1,608
Sales and marketing	2,480	2,410
General and administrative	519	211
Amortization of purchased intangible assets	36	34
Restructuring and other charges	184	78

Total operating expenses	4,885	4,341

OPERATING INCOME	3,579	3,805
Interest income	273	344
Interest expense	(178)	(221)
Other income (loss), net	12	(19)

Interest and other income (loss), net	107	104

INCOME BEFORE PROVISION FOR INCOME TAXES	3,686	3,909
Provision for income taxes	760	360

NET INCOME	$2,926	$3,549

Net income per share:
Basic	$0.69	$0.78

Diluted	$0.68	$0.77

Shares used in per-share calculation:
Basic	4,246	4,565

Diluted	4,273	4,614

The Consolidated Statements of Operations include the results of the SPVSS business prior to its divestiture during the second quarter of fiscal 2019 on October 28, 2018. Accordingly, the three months ended October 27, 2018 includes three months of financial results for this business.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	Three Months Ended
	October 26, 2019
	Amount	Y/Y %
Revenue:
Including SPVSS business for all periods:
Americas	$7,977	3%
EMEA	3,283	2%
APJC	1,899	(9)%

Total	$13,159	1%

Excluding SPVSS business for all periods:
Americas	$7,977	4%
EMEA	3,283	4%
APJC	1,899	(8)%

Total	$13,159	2%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended October 27, 2018 was $168 million.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

Three Months Ended
October 26, 2019
Gross Margin Percentage:
Americas	66.6%
EMEA	66.0%
APJC	62.9%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	Three Months Ended October 26, 2019
	Amount	Y/Y %
Revenue:
Including SPVSS business for all periods:
Infrastructure Platforms	$7,538	(1)%
Applications	1,499	6%
Security	815	22%
Other Products	26	(85)%

Total Product	9,878	—%
Services	3,281	3%

Total	$13,159	1%

Excluding SPVSS business for all periods:
Infrastructure Platforms	$7,538	(1)%
Applications	1,499	6%
Security	815	22%
Other Products	26	(20)%

Total Product	9,878	1%
Services	3,281	4%

Total	$13,159	2%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the three months ended October 27, 2018 was $168 million.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 26, 2019	July 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$8,587	$11,750
Investments	19,448	21,663
Accounts receivable, net of allowance for doubtful accounts of $136 as of each October 26, 2019 and July 27, 2019	4,878	5,491
Inventories	1,344	1,383
Financing receivables, net	5,026	5,095
Other current assets	2,433	2,373

Total current assets	41,716	47,755
Property and equipment, net	2,669	2,789
Financing receivables, net	4,831	4,958
Goodwill	33,578	33,529
Purchased intangible assets, net	2,107	2,201
Deferred tax assets	3,963	4,065
Other assets	3,628	2,496

TOTAL ASSETS	$92,492	$97,793

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$4,000	$10,191
Accounts payable	2,016	2,059
Income taxes payable	794	1,149
Accrued compensation	2,735	3,221
Deferred revenue	10,646	10,668
Other current liabilities	4,406	4,424

Total current liabilities	24,597	31,712
Long-term debt	14,497	14,475
Income taxes payable	8,919	8,927
Deferred revenue	7,956	7,799
Other long-term liabilities	2,100	1,309

Total liabilities	58,069	64,222

Total equity	34,423	33,571

TOTAL LIABILITIES AND EQUITY	$92,492	$97,793

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 26, 2019	October 27, 2018
Cash flows from operating activities:
Net income	$2,926	$3,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	461	465
Share-based compensation expense	395	403
Provision (benefit) for receivables	50	8
Deferred income taxes	81	(72)
(Gains) losses on divestitures, investments and other, net	(8)	7
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	515	892
Inventories	34	(34)
Financing receivables	146	273
Other assets	59	(295)
Accounts payable	(45)	(153)
Income taxes, net	(330)	(437)
Accrued compensation	(473)	(348)
Deferred revenue	158	(309)
Other liabilities	(382)	(186)

Net cash provided by operating activities	3,587	3,763

Cash flows from investing activities:
Purchases of investments	(2,028)	(484)
Proceeds from sales of investments	2,342	2,805
Proceeds from maturities of investments	1,966	2,541
Acquisitions and divestitures	(163)	(1,964)
Purchases of investments in privately held companies	(54)	(29)
Return of investments in privately held companies	57	16
Acquisition of property and equipment	(202)	(212)
Proceeds from sales of property and equipment	4	2

Net cash provided by investing activities	1,922	2,675

Cash flows from financing activities:
Issuances of common stock	2	8
Repurchases of common stock—repurchase program	(784)	(5,076)
Shares repurchased for tax withholdings on vesting of restricted stock units	(194)	(318)
Short-term borrowings, original maturities of 90 days or less, net	(3,470)	—
Repayments of debt	(2,720)	—
Dividends paid	(1,486)	(1,500)
Other	(16)	(59)

Net cash used in financing activities	(8,668)	(6,945)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(3,159)	(507)
Cash, cash equivalents, and restricted cash, beginning of period	11,772	8,993

Cash, cash equivalents, and restricted cash, end of period	$8,613	$8,486

Supplemental cash flow information:
Cash paid for interest	$204	$271
Cash paid for income taxes, net	$1,009	$869

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	October 26, 2019	July 27, 2019	October 27, 2018
Deferred revenue:
Service	$11,497	$11,709	$11,062
Product	7,105	6,758	5,752

Total	$18,602	$18,467	$16,814

Reported as:
Current	$10,646	$10,668	$9,637
Noncurrent	7,956	7,799	7,177

Total	$18,602	$18,467	$16,814

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2020
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254
Fiscal 2019
July 27, 2019	$0.35	$1,490	82	$54.99	$4,515	$6,005
April 27, 2019	$0.35	$1,519	116	$52.14	$6,020	$7,539
January 26, 2019	$0.33	$1,470	111	$45.09	$5,016	$6,486
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 26, 2019	October 27, 2018
GAAP net income	$2,926	$3,549
Adjustments to cost of sales:
Share-based compensation expense	57	56
Amortization of acquisition-related intangible assets	150	136
Supplier component remediation charge (adjustment), net	—	(1)
Acquisition-related/divestiture costs	1	4
Legal and indemnification settlements	4	—

Total adjustments to GAAP cost of sales	212	195

Adjustments to operating expenses:
Share-based compensation expense	333	329
Amortization of acquisition-related intangible assets	36	34
Acquisition-related/divestiture costs	72	121
Legal and indemnification settlements	—	(395)
Significant asset impairments and restructurings	184	78

Total adjustments to GAAP operating expenses	625	167

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	(13)	(9)

Total adjustments to GAAP income before provision for income taxes	824	353

Income tax effect of non-GAAP adjustments	(209)	(185)
Significant tax matters	67	(265)

Total adjustments to GAAP provision for income taxes	(142)	(450)

Non-GAAP net income	$3,608	$3,452

Diluted net income per share:
GAAP	$0.68	$0.77

Non-GAAP	$0.84	$0.75

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	October 26, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$6,354	$2,110	$8,464	$4,885	13%	$3,579	(6)%	$107	3%	$2,926	(18)%
% of revenue	64.3%	64.3%	64.3%	37.1%		27.2%		0.8%		22.2%
Adjustments to GAAP amounts:
Share-based compensation expense	23	34	57	333		390		—		390
Amortization of acquisition-related intangible assets	150	—	150	36		186		—		186
Legal and indemnification settlements	4	—	4	—		4		—		4
Acquisition/divestiture-related costs	—	1	1	72		73		—		73
Significant asset impairments and restructurings	—	—	—	184		184		—		184
(Gains) and losses on equity investments	—	—	—	—		—		(13)		(13)
Income tax effect/significant tax matters	—	—	—	—		—		—		(142)

Non-GAAP amount	$6,531	$2,145	$8,676	$4,260	4%	$4,416	6%	$94	(1)%	$3,608	5%

% of revenue	66.1%	65.4%	65.9%	32.4%		33.6%		0.7%		27.4%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for the first quarter of fiscal 2019.

	Three Months Ended
	October 27, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,091	$2,055	$8,146	$4,341	$3,805	$104	$3,549
% of revenue	61.6%	64.6%	62.3%	33.2%	29.1%	0.8%	27.1%
Adjustments to GAAP amounts:
Share-based compensation expense	23	33	56	329	385	—	385
Amortization of acquisition-related intangible assets	136	—	136	34	170	—	170
Supplier component remediation charge (adjustment), net	(1)	—	(1)	—	(1)	—	(1)
Legal and indemnification settlements	—	—	—	(395)	(395)	—	(395)
Acquisition/divestiture-related costs	2	2	4	121	125	—	125
Significant asset impairments and restructurings	—	—	—	78	78	—	78
(Gains) and losses on equity investments	—	—	—	—	—	(9)	(9)
Income tax effect/significant tax matters	—	—	—	—	—	—	(450)

Non-GAAP amount	$6,251	$2,090	$8,341	$4,174	$4,167	$95	$3,452
Less: SPVSS business (1)	(51)	(9)	(61)	(59)	(1)	—	(1)

Non-GAAP amount (excluding SPVSS business)	$6,200	$2,081	$8,281	$4,115	$4,166	$95	$3,451

% of revenue	63.6%	65.8%	64.2%	31.9%	32.3%	0.7%	26.7%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Reflects three months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended
	October 26, 2019	October 27, 2018
GAAP effective tax rate	20.6%	9.2%
Total adjustments to GAAP provision for income taxes	(0.6)%	9.8%

Non-GAAP effective tax rate	20.0%	19.0%

GAAP TO NON-GAAP GUIDANCE FOR Q2 FY 2020

Q2 FY 2020	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (1)
GAAP	63% - 64%	27% - 28%	19%	$0.61 - $0.67
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%	—	$0.06 - $0.07
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	—	$0.04 - $0.06
Significant asset impairments and restructurings	—	0.5%	—	$0.00 - $0.01
Income tax effect of non-GAAP adjustments			1%

Non-GAAP	64.5% - 65.5%	32.5% - 33.5%	20%	$0.75 - $0.77

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our ability to drive innovation, transform our business and exceed our customers’ expectations, our continued progress in transforming our business model with software subscriptions, and our investment in our innovation pipeline to generate long-term profitable growth and deliver value for shareholders) and the future financial performance of Cisco (including the guidance for Q2 FY 2020) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 5, 2019. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 26, 2019 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested its Service Provider Video Software Solutions business (SPVSS) during the second quarter of fiscal 2019 on October 28, 2018. This release includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

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